                                                                     EXHIBIT 2.1
                               EXCHANGE AGREEMENT

         This EXCHANGE AGREEMENT (this "AGREEMENT") is entered into as of February 26, 1997, by and among BRIGHAM EXPLORATION COMPANY, a Delaware corporation ("CORPORATION"), BRIGHAM OIL & GAS, L.P., a Delaware limited partnership ("PARTNERSHIP"), BRIGHAM, INC. (f/k/a Brigham Exploration Company), a Texas corporation ("OLD BEC"), GENERAL ATLANTIC PARTNERS III, L.P., a Delaware limited partnership ("GAP"), GAP-BRIGHAM PARTNERS, L.P., a Delaware limited partnership ("GBP"), BEN M. BRIGHAM, ANNE L. BRIGHAM, HAROLD D. CARTER, CRAIG M. FLEMING, DAVID T. BRIGHAM, JON L. GLASS, RIMCO PARTNERS, L.P. II ("RPII"), RIMCO PARTNERS, L.P. III ("RPIII") and RIMCO PARTNERS, L.P. IV ("RPIV").


                                   RECITALS:

         WHEREAS, Ben M. Brigham and Anne L. Brigham own, in the aggregate, all of the outstanding shares of capital stock of Old BEC (the "OLD BEC STOCK") (in such capacity such persons are referred to herein as the "SHAREHOLDERS");

         WHEREAS, Old BEC and GAP are the only general partners of the Partnership;

         WHEREAS, RPII, RPIII and RPIV (collectively, "RIMCO") are the owners of certain 5% Convertible Subordinated Notes Due September 1, 2002 ("RIMCO NOTES") issued pursuant to that certain Note Purchase Agreement dated as of August 24, 1995 between the Partnership and RIMCO (the "RIMCO NOTE AGREEMENT");

         WHEREAS, Craig M. Fleming, David T. Brigham and Jon L. Glass (collectively, the "EMPLOYEE LIMITED PARTNERS") each own limited partnership interests in the Partnership (the "EMPLOYEE LIMITED PARTNERSHIP INTERESTS"), subject to forfeiture in accordance with the terms of the Partnership Participating Agreements (as defined herein);

         WHEREAS, GBP and Harold D. Carter (collectively, the "NON-EMPLOYEE LIMITED PARTNERS") are limited partners in the Partnership;

         WHEREAS, the Shareholders, GAP, RIMCO, the Employee Limited Partners and the Non-Employee Limited Partners desire to consolidate in the Corporation their interests in Old BEC and the Partnership by means of the Exchange (as defined herein below);

         WHEREAS, the parties hereto intend that Section 351(a) of the Internal Revenue Code of 1986, as amended, will apply to the Exchange;

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.1 As used herein, the terms defined above shall have the meaning set forth above and the following terms shall have the following meanings:

         "Aggregate Exchange Shares" has the meaning set forth in Annex 1 hereto.

         "Closing" has the meaning set forth in Section 5.2 hereof.

         "Closing Date" means the date on which the Closing occurs.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Corporation Common Stock" means the Common Stock, $.01 par value per share, of the Corporation.

         "Corporation Participating Agreements" has the meaning set forth in
Section 2.3.

         "Daily Accrual Amount" means an amount equal to (i) 3%, times (ii) $16,000,000, divided by (iii) 360.

         "Deferred Interest" has the meaning set forth in the RIMCO Note Agreement.

         "Encumbrances" has the meaning set forth in Section 4.1.

         "Exchange" means, collectively, the transactions contemplated by Sections 3.1, 3.2 and 3.3.

         "Governmental Body" has the meaning set forth in Section 4.1.

         "Partnership Plan" the Partnership Employee Equity Interests Plan of the Partnership dated as of July 1, 1994.

         "Partnership Participating Agreements" means the Employee Equity Interests Plan Participating Agreement between the Partnership and each Employee Limited Partner, entered into in connection with the Partnership Plan.

         "Partnership Agreement" means the Agreement of Limited Partnership of the Partnership, as amended.

         "Permitted Encumbrances" has the meaning set forth in Section 4.1.

         "Plan" has the meaning set forth in Section 2.3.

         "Public Offering Condition" has the meaning set forth for such term in
Section 5.1.





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

         "Securities" means collectively, the Old BEC Stock, the RIMCO Notes and the interests in the Partnership to be transferred to the Corporation pursuant to the Exchange.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Holders" means collectively, the Shareholders, GAP, RIMCO, the Non-Employee Limited Partners and the Employee Limited Partners.

         "Transfer Letter" means a letter from a Security Holder stating that such person is transferring securities to the Corporation pursuant to this Agreement and confirming the continuing accuracy of such persons's representations and warranties set forth herein.

         1.2 Capitalized terms which are used but not defined herein shall have the meanings set forth for such terms in the Partnership Agreement.

                                   ARTICLE II

                      AGREEMENTS RELATING TO THE EXCHANGE

         2.1 Achievement of Threshold Value. Each of the parties hereto acknowledges and agrees that upon satisfaction of the Public Offering Condition
(i) the Partnership will have achieved Threshold Value during the current fiscal year, and (ii) the fair market value of the assets of the Partnership is such that if any liquidating distributions were to be made to the Partners pursuant to Article XI of the Partnership Agreement such distributions would be in accordance with the Post Threshold Ratios.

         2.2 RIMCO Notes. On the Closing Date, the Partnership shall pay to RIMCO an amount equal to the accrued and unpaid interest on the RIMCO Notes, excluding "Deferred Interest" (as defined in the RIMCO Note Agreement), as of such date. In addition, on the earlier of (i) the date of the closing of the initial public offering of shares of Corporation Common Stock, or (ii) September 30, 1997, the Partnership shall pay to RIMCO an amount equal to the Daily Accrual Amount multiplied by the number of days from the Closing Date to such payment date.

         2.3 Incentive Plan; Termination of Partnership Plan; Employee Restricted Stock.

         (a) The Corporation shall adopt an omnibus incentive plan for its directors, officers and employees (the "PLAN"), in substantially the form set forth as Exhibit A hereto, to be effective as of the Closing Date.

         (b) Each of the Employee Limited Partners shall enter into an agreement with the Corporation (the "CORPORATION PARTICIPATING AGREEMENTS"), to be effective as of the Closing Date, which provides that the Corporation Common Stock issued to such Employee Limited Partner in exchange for Employee Limited Partnership Interests shall be subject to forfeiture under circumstances similar to those set forth in the Partnership Participating Agreements. Upon





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
consummation of the Exchange, the Partnership's Employee Equity Interests Plan shall terminate and be of no further force and effect.

         (c) The parties acknowledge that immediately following the Closing, the Corporation will grant options under the Plan to certain of its employees to purchase shares of Corporation Common Stock equal to approximately 13% of the total number of outstanding shares of Corporation Common Stock or 1,530,669 shares.

         2.4 Employment Agreement. Ben M. Brigham shall have executed and delivered to the Corporation an employment agreement in substantially the form set forth in Exhibit B hereto.

         2.5 Registration Rights Agreement. Each of the parties hereto shall have entered into a Registration Rights Agreement with the Corporation, in substantially the form set forth in Exhibit C hereto.

         2.6 Agreement Re: Exchange. Each of the Shareholders, the Partnership, the Corporation, and the General Partners and RIMCO shall have entered into a letter agreement, in substantially the form set forth in Exhibit D hereto.

         2.7 Other Actions. The parties hereto shall take such other actions as shall be necessary to effect the Exchange and to satisfy all of the conditions set forth in Article V of this Agreement.


                                  ARTICLE III

                                  THE EXCHANGE

         3.1 Exchange of Old BEC Common Stock. At the Closing, each Shareholder shall transfer to the Corporation all of the shares of Old BEC Stock held by such Shareholder. Such transfer shall be effected by delivery to the Corporation of a duly executed Transfer Letter together with the certificates representing such shares duly endorsed for transfer to the Corporation. In exchange for such transfer, each Shareholder shall be entitled to receive such number of shares of Corporation Common Stock set forth opposite such Shareholder's name in Attachment I hereto, which is equal to the number of Aggregate Exchange Shares times the percentage set forth opposite such Shareholder's name in Attachment I (rounded to the nearest whole share).

         3.2 Exchange of Employee Limited Partnership Interests. At the Closing, each Employee Limited Partner shall transfer to the Corporation all of the Employee Limited Partnership Interests held by such Partner. Such transfer shall be effected by such Partner's delivery to the Corporation of a duly executed Transfer Letter, whereupon the Corporation Participating Agreement with such Partner shall become effective and the Partnership Participating Agreement with such Partner shall terminate and be of no further force and effect. In exchange for such transfer, each Employee Limited Partner shall be entitled to receive such number of shares of Corporation Common Stock set forth opposite such Employee Limited Partner's name in Attachment I hereto, which is equal to the number of Aggregate Exchange





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
Shares times the percentage set forth opposite such Employee Limited Partner's name in Attachment I (rounded to the nearest whole share).


         3.3 Exchange of Other Partnership Interests. At the Closing, GAP and each Non-Employee Limited Partner shall transfer to the Corporation all of the partnership interests held by such Partner. Such transfers shall be effected by such Partner's delivery to the Corporation of a duly executed Transfer Letter. In exchange for such transfer, each transferring Partner shall be entitled to receive such number of shares of Corporation Common Stock set forth opposite such partner's name in Attachment I hereto, which is equal to the number of Aggregate Exchange Shares times the percentage set forth opposite such partner's name in Attachment I (rounded to the nearest whole share).

         3.4 Exchange of RIMCO Notes. At the Closing, RIMCO shall transfer to the Corporation all of the RIMCO Notes held by RIMCO. Such transfer shall be effected by RIMCO's delivery to the Corporation of a duly executed Transfer Letter together with the RIMCO Notes duly endorsed for transfer to the Corporation. In exchange for such transfer, each holder of the RIMCO Notes shall be entitled to receive such number of shares of Corporation Common Stock set forth opposite RIMCO's name in Attachment I hereto, which is equal to the number of Aggregate Exchange Shares times the percentage set forth opposite such RIMCO's name in Attachment I (rounded to the nearest whole share).

         3.5 Issuance of Certificates. The Corporation shall cause certificates representing the shares of Corporation Common Stock issued to the Security holders pursuant to Section 3.1 - 3.4 to be delivered as promptly as possible following the Closing.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         4.1 Security Holder Representations. Each Security Holder hereby represents and warrants to, and covenants and agrees with, the Corporation as follows:

         (a) Such Security Holder has been afforded access to, and given an opportunity to review, all information relating to the Corporation and the Exchange which Security Holder deemed necessary in order to make an informed decision concerning participation in the Exchange.

         (b) Such Security Holder acknowledges that (i) the shares of Corporation Common Stock to be issued in the Exchange are being issued under exemptions from registration provided for in the Securities Act and that further transfers of such shares will not be permitted except pursuant to an effective registration under the Securities Act or in a transaction pursuant to which Corporation has received evidence reasonably satisfactory to it of compliance with the Securities Act and other applicable securities laws, and
(ii) a legend indicating that the shares of Corporation Common Stock have not been registered under applicable federal and state securities





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
laws and referring to the restrictions on transferability and sale of the shares of Corporation Common Stock may be placed on any certificate(s) for such shares.

         (c) Such Security Holder has no present plan or intent to sell, transfer or otherwise dispose of the shares of Corporation Common Stock to be received by (he/she/it) in the Exchange, other than a sale of Corporation Common Stock pursuant to the registration statement filed by the Corporation in connection with the initial public offering of shares of Corporation Common Stock.

         (d) Such Security Holder has (i) valid title to the Securities to be transferred by (him/her/it) in the Exchange, free and clear of all security interests, liens, encumbrances, options, calls, pledges, trusts, voting trusts and other stockholder agreements, assessments, covenants, restrictions, reservations, commitments, obligations and other burdens (collectively, "ENCUMBRANCES"), except for restrictions (A) imposed by applicable federal and state securities laws, and (B) arising under existing agreements among the parties hereto, including, without limitation, those under the Partnership Agreement and the Partnership Participating Agreements (such encumbrances described in clauses (A) and (B) are referred to herein as "PERMITTED ENCUMBRANCES"), and (ii) full right, power and authority to assign, transfer and deliver the Securities hereunder. Upon the issuance and delivery to the Corporation of the Securities, the Corporation will acquire valid title to such Securities, subject to no Encumbrances other than Permitted Encumbrances.

         (e) This Agreement has been duly executed and delivered by such Security Holder and constitutes a valid and legally binding obligation of such Security Holder enforceable against such Security Holder in accordance with its terms, except to the extent enforcement may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws from time to time in effect which affect creditors' rights generally, and (ii) legal and equitable limitations on the availability of equitable remedies.

         (f) The execution, delivery and performance of this Agreement by such Security Holder will not (i) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement or other instrument or obligation to which such Security Holder is a party or may be bound, (ii) result in the creation or imposition of any Encumbrance upon the Securities, or (iii) result in a violation by such Security Holder of any statute or law or any judgment, order, decree, rule or regulation of any federal, state, municipal or any other governmental department, commission, board, bureau, agency or instrumentality (a "GOVERNMENTAL BODY"), to which such Security Holder is subject.

         (g) No consent, order, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be obtained or made by such Security Holder in connection with the execution, delivery or performance by such Security Holder of this Agreement.





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
         4.2 Corporation Representations. The Corporation represents and warrants to, and covenants and agrees with, each Security Holder as follows:

         (a) The shares of Corporation Common Stock have been duly authorized for issuance pursuant to this Agreement and, when issued and delivered to the Security Holders in exchange for the Securities transferred pursuant hereto, will be validly issued, fully paid and nonassessable. The issuance of Corporation Common Stock under this Agreement is not subject to any preemptive rights.

         (b) The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Corporation has the corporate power to enter into and be bound by the terms and conditions of this Agreement, and to carry out its obligations hereunder, and the execution and delivery by the Corporation of this Agreement and the performance by the Corporation of its obligations hereunder have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Corporation and constitutes a valid and legally binding obligation of the Corporation enforceable against it in accordance with its terms, except to the extent enforcement may be limited (i) by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws from time to time in effect which affect creditors' rights generally and (ii) by legal and equitable limitations on the availability of equitable remedies.

         (c) The execution, delivery and performance of this Agreement by the Corporation will not (i) conflict with or result in a violation of any provision of the Corporation's charter or bylaws, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement or other instrument or obligation to which the Corporation is a party or by which it or any of its properties or assets may be bound, or (iii) result in a violation by the Corporation of any statute or law or any judgment, order, decree, rule or regulation of any court or Governmental Body to which the Corporation is subject.

         (d) No consent, order, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be obtained or made by the Corporation in connection with the execution, delivery or performance by the Corporation of this Agreement.

         4.3 Survival of Representations and Warranties. The representations, warranties and covenants of the parties hereto shall not survive the Closing.





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
                                   ARTICLE V

              CONDITIONS TO THE EXCHANGE; CLOSING; AND TERMINATION

         5.1 Conditions to the Exchange. The obligations of each party hereto to consummate the Exchange are subject to the satisfaction on or before the Closing Date of the following conditions:

         (a) All the representations and warranties of the parties hereto contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date;

         (b) Each of the agreements set forth in Article II which are required to be performed on or before the Closing Date shall have been fully performed; and

         (c) Each of the following shall have been satisfied: (i) the Corporation shall have filed a registration statement pursuant to the Securities Act with respect to an initial public offering of shares of Corporation Common Stock, (ii) the Corporation shall have received a letter from the proposed lead managing underwriter of such offering which sets forth its estimates of the market value of the Corporation immediately following such offering (which may be stated as a range) and the estimated amount of equity to be raised in the offering, (iii) the lowest estimated post- offering market value of the Corporation less the estimated amount of equity to be raised in the offering, as set forth in such letter, shall be at least equal to $87,500,000 (such condition is referred to herein as the "PUBLIC OFFERING CONDITION").

         5.2 Closing. The closing of the Exchange (the "CLOSING") shall occur on such date and at such time and place as specified by the Shareholders, but in no event later than the second business day following the satisfaction of all of the conditions in Section 5.1 hereof.

         5.3 Termination. This Agreement may be terminated at any time prior to the Closing (a) by the mutual consent of the parties hereto; or (ii) by any party hereto, if the Public Offering Condition has not been satisfied before September 30, 1997. In the event of the termination of this Agreement pursuant to this Section 5.3, this Agreement shall become void and have no effect.


                                   ARTICLE VI

                                 MISCELLANEOUS

         6.1 Consent and Agreement of the General Partners. The General Partners hereby consent to the transactions contemplated hereby pursuant to which the Corporation will become the owner of the Old BEC Stock and the owner of the general partnership interest of GAP and all limited partnership interest in the Partnership and consent to the substitution of the Corporation as a Limited Partner in accordance with Article IX of the Partnership Agreement.





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
         6.2 Modification or Amendment. Subject to applicable law, at any time prior to the Closing, this Agreement may be modified or amended by the mutual consent in writing of all of the parties hereto.

         6.3 Waiver of Conditions. The conditions to the parties' obligations to consummate the Exchange may be waived in whole or in part, to the extent permitted by applicable law, by the mutual consent in writing of all of the parties hereto.

         6.4 Expenses. Whether or not the Exchange contemplated by this Agreement shall be consummated, any fees and expenses incurred by GAP or RIMCO in connection with this Agreement, up to a maximum of $15,000 for such Security Holder, shall be borne by the Partnership.

         6.5 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.


         6.6 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

         6.7 Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         6.8 Entire Agreement. This Agreement and the agreements referred to in Article II hereof constitute the entire agreement between the parties with respect to the transactions contemplated hereby and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement and the agreements referred to in Article II hereof supersede all prior agreements, arrangements and understandings related to the subject matter hereof.





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
         IN WITNESS WHEREOF, the parties have executed this Agreement or caused the same to be executed by their duly authorized corporate officers, all as of the day and year first above written.

                        BRIGHAM EXPLORATION COMPANY, a Delaware corporation



                        By:      /s/ BEN M. BRIGHAM
                           ----------------------------------------------------
                        Name:    Ben M. Brigham
                             --------------------------------------------------
                        Title:   President
                              -------------------------------------------------


                        BRIGHAM OIL & GAS, L.P., a Delaware limited partnership

                        By: Brigham Inc., its Managing General Partner



                        By:      /s/ BEN M. BRIGHAM
                           ----------------------------------------------------
                        Name:    Ben M. Brigham
                             --------------------------------------------------
                        Title:   President
                              -------------------------------------------------


                        BRIGHAM, Inc., a Texas corporation



                        By:      /s/ BEN M. BRIGHAM
                           ----------------------------------------------------
                        Name:    Ben M. Brigham
                             --------------------------------------------------
                        Title:   President
                              -------------------------------------------------


                        GENERAL ATLANTIC PARTNERS III, L.P., a Delaware limited partnership




                        By:      /s/ STEPHEN P. REYNOLDS
                           ----------------------------------------------------
                        Name:    Stephen P. Reynolds
                             --------------------------------------------------
                        Title:   President
                              -------------------------------------------------





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

                        GAP-BRIGHAM PARTNERS, L.P., a
                        Delaware limited partnership



                        By:      /s/ STEPHEN P. REYNOLDS
                           -----------------------------------------------------
                        Name:    Stephen P. Reynolds
                             ---------------------------------------------------
                        Title:   General Partner
                              --------------------------------------------------



                        /s/ BEN M. BRIGHAM
                        --------------------------------------------------------
                        BEN M. BRIGHAM


                        /s/ ANNE L. BRIGHAM
                        --------------------------------------------------------
                        ANNE L. BRIGHAM


                        /s/ HAROLD D. CARTER
                        --------------------------------------------------------
                        HAROLD D. CARTER



                        /s/ CRAIG M. FLEMING
                        --------------------------------------------------------
                        CRAIG M. FLEMING


                        /s/ DAVID T. BRIGHAM
                        --------------------------------------------------------
                        DAVID T. BRIGHAM


                        /s/ JON L. GLASS
                        --------------------------------------------------------
                        JON L. GLASS





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
                        RIMCO PARTNERS, L.P. II
                        RIMCO PARTNERS, L.P. III
                        RIMCO PARTNERS, L.P. IV

                        By: Resource Investors Management Company Limited Partnership, the General Partner of each

                        By: RIMCO Associates, Inc., its General Partner


                        By:     /s/ GARY J. MILAVEC
                           ----------------------------------------------------
                           Gary J. Milavec, Vice President








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